EXHIBIT 10.1(b)






                   RECEIVABLES SALE AGREEMENT


                 Dated as of November 22, 2000

                            between


                    SCHOOL SPECIALTY, INC.,
                         as Originator


                              and


                       NEW SCHOOL, INC.,
                           as Buyer


                  RECEIVABLES SALE AGREEMENT

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     THIS RECEIVABLES SALE AGREEMENT, dated as of
November 22, 2000, is by and between School Specialty,
Inc., a Wisconsin corporation ("Originator"), and New
School, Inc., a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                PRELIMINARY STATEMENTS

     Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

     Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

     Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of November 22, 2000 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase
Agreement") among Buyer, Originator, as Servicer,
Falcon Asset Securitization Corporation ("Falcon"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main
Office Chicago) ("Bank One") or any successor agent appointed pursuant to the terms of the Purchase
Agreement, as agent for Falcon and such Financial
Institutions (in such capacity, the "Agent").

                  ARTICLE I
              AMOUNTS AND TERMS

     Section 1.1    Purchase of Receivables.

          (a)  Effective on the date hereof, in
consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Amortization Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Amortization Date, together with all Related Security relating thereto and all Collections thereof; provided, that, Buyer shall be obligated to pay the Purchase Price

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therefor in accordance with Section 1.2.  In connection
with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request. Originator shall not have any right to modify or alter the terms of any sale of the Receivables hereunder to Buyer or to substitute or add any Receivable after such sale.

          (b)  It is the intention of the parties
hereto that the Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section
1.3, the sale of Receivables hereunder is made without recourse to Originator; provided, however, that (i)
Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction
Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related
Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

     Section 1.2    Payment for the Purchase.

          (a)  The Purchase Price for the Purchase of
Receivables in existence on the close of business on the Business Day immediately preceding the date hereof
(the "Initial Cutoff Date") shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

          (i)  by delivery of immediately available
               funds, to the extent of funds made
               available to Buyer in connection with
               its subsequent sale of an interest in
               such Receivables to the Purchasers under the Purchase Agreement;

          (ii) by delivery of the proceeds of a
               subordinated revolving loan from
               Originator to Buyer (each a
               "Subordinated Loan") in an amount not to exceed the lesser of (i) the remaining unpaid portion of such Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering
               Buyer's Net Worth less than the Required
               Capital Amount.  The

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               Originator is hereby authorized by Buyer
               to endorse on the schedule attached to
               the Subordinated Note an appropriate
               notation evidencing the date and amount
               of each advance thereunder, as well as
               the date of each payment with respect
               thereto, provided that the failure to
               make such notation shall not affect any
               obligation of Buyer thereunder; and

          (iii)the balance, unless Originator has
               declared the Amortization Date to have
               occurred pursuant to Section 5.2, by
               accepting a contribution to its capital.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

          (b)  With respect to any Receivables coming
into existence after the date hereof, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

          first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase
          Agreement or other cash on hand;

          second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in
          Section 1.2(a)(ii); and

          third, unless Originator has declared the Amortization Date to have occurred pursuant to Section 5.2, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase
          Price.

Subject to the limitations set forth in Section
1.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Amortization Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

          (c)  From and after the Amortization Date,
Originator shall not be obligated to (but may, at its option): (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer's capital pursuant to clause third of Section 1.2(b) unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of
Subordinated Loans or otherwise.

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          (d)  Although the Purchase Price for each
Receivable coming into existence after the date hereof shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Collection Period and based on the information contained in the Monthly
Report delivered by the Servicer pursuant to Article
VIII of the Purchase Agreement for the Collection
Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated
Note made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business
Day of the Collection Period to which such settlement relates.

     Section 1.3    Purchase Price Credit Adjustments.
                    If on any day:

          (a)  the Outstanding Balance of a Receivable is:

               (i)  reduced as a result of any
                    defective or rejected goods or
                    services, any discount or any
                    adjustment or otherwise by
                    Originator (other than cash
                    Collections on account of the
                    Receivables),

               (ii) reduced or canceled as a result of
                    a setoff in respect of any claim by
                    any Person (whether such claim
                    arises out of the same or a related
                    transaction or an unrelated transac
                    tion), or

          (b)  any of the representations and
warranties set forth in Article II are not true as of the date when made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable. If such
Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then
Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter, provided that if the Amortization Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

          Section 1.4    Payments and Computations,
Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall

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be made on the basis of a year of 360 days for the
actual number of days (including the first but excluding the last day) elapsed.

          Section 1.5    Transfer of Records.

          (a)  In connection with the Purchase of
Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor.
The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b)  Originator (i) shall take such action
requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

          Section 1.6    Characterization.  If,
notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account, each Transfer Agreement and all proceeds of the foregoing, which security interest shall be prior to all other
Adverse Claims thereto. After the occurrence of an Amortization Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

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                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES

          Section 2.1    Representations and Warranties
of Originator. Originator hereby represents and warrants to Buyer that:

          (a)  Corporate Existence and Power.
Originator is a corporation duly organized, validly existing and in good standing or in active status under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except when the failure to do so would not have a Material
Adverse Effect.

          (b)  Power and Authority; Due Authorization
Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction
Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agree ment and each other Transaction Document to which Originator is a party have been duly executed and delivered by Originator.

          (c) No Conflict. The execution and delivery by Originator of this Agreement and each other
Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d)  Governmental Authorization.  Other than
the filing of the financing statements required hereunder and the filing of this Agreement with the Securities and Exchange Commission, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction
Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e)  Actions, Suits.  There are no actions,
suits or proceedings pending, or to the best of Originator's knowledge, threatened, against or affect ing Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse
Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental body.

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          (f)  Binding Effect.  This Agreement and each
other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against
Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity
(regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g)  Accuracy of Information.  All
information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h)  Use of Proceeds.  No proceeds of the
Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities
Exchange Act of 1934, as amended.

          (i)  Good Title.  Immediately prior to the
time each Receivable came into existence, Originator shall be the legal and beneficial owner of each such Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator's ownership interest in each Receivable, its Collections and the Related Security.

          (j)  Perfection.  This Agreement, together
with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer
(and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

          (k)  Places of Business.  The principal
places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section
4.2(a) has been taken and completed.  Originator's
Federal Employer Identification Number and organizational identification number (if any) is correctly set forth on Exhibit II.

          (l)  Collections.  The conditions and
requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

          (m)  Material Adverse Effect.  Since April
29, 2000 no event has occurred that would reasonably be expected to have a Material Adverse Effect.

          (n)  Names.  In the past five (5) years,
Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (o)  Ownership of Buyer.  Originator owns,
directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

          (p)  Not a Holding Company or an Investment
Company. Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding
Company Act of 1935, as amended, or any successor statute. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q)  Compliance with Law.  Originator has
complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the violation of which would reasonably be expected to have a Material Adverse Effect. Each
Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
Originator has paid all taxes (if any) payable in connection with each Receivable on or prior to the date such Receivable is purchased by Buyer.

          (r)  Compliance with Credit and Collection
Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection
Policy other than as permitted under Section 4.2(c) and in compliance with the notification requirements in
Section 4.1(a)(vii).

          (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.
'' 101 et seq.), as amended.

          (t)  Enforceability of Contracts.  Each
Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforce able against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity
(regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u)  Eligible Receivables.  Each Receivable
included in the Net Receivables Balance as an Eligible
Receivable on the date it came into existence was an Eligible Receivable on such date.

          (v)  Accounting.  The manner in which
Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis

          (w) Compliance with Representations. On and as of the date of the Purchase, with respect to the Receivables purchased on such date, and on and as of the date each Receivable came into existence, Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date as though made on and as of each such date.

                  ARTICLE III
             CONDITIONS OF PURCHASE

          Section 3.1    Conditions Precedent to
Purchase. The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase
Agreement shall have been satisfied or waived in accordance with the terms thereof.

          Section 3.2    Conditions Precedent to
Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the date hereof shall be subject to the further conditions precedent that (a) the Facility Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request. Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                   ARTICLE IV
                   COVENANTS

          Section 4.1    Affirmative Covenants of
Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

          (a)  Financial Reporting.  Originator will
maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (or its assigns):

          (i)  Annual Reporting.  Within ninety (90)
     days after the close of each of its respective fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Originator for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by PricewaterhouseCoopers LLP or other independent public accountants acceptable to Buyer
     (or its assigns) reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

          (ii) Quarterly Reporting.  Within forty-five
(45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Originator as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (iii) Compliance Certificate.  Together
with the financial statements required hereunder, a compliance certificate in substantially the form of
Exhibit IV signed by Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) Shareholders Statements and Reports.
Promptly upon the furnishing thereof to the shareholders of Originator, in their capacity as shareholders, copies of all financial statements, reports and proxy statements so furnished.

          (v)  S.E.C. Filings.  Promptly upon the
filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

          (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Falcon, copies of the same.

          (vii) Change in Credit and Collection
Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

          (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

          Information required to be delivered pursuant to Section 4.1(a)(i), (ii), (iv) or (v) above shall be deemed to have been delivered on the date on which Buyer (or its assignee) is notified (which notification may be by e-mail) that Originator has posted such information on Originator's website on the Internet at the website address at www.schoolspecialty.com or at another website identified in a notice delivered to Buyer (or its assignee) and accessible by Buyer (or its assignee) without charge, provided that Originator shall deliver paper copies of the information referred to in Section 4.1(a)(i), (ii), (iv) or (v) to Buyer (or its assignee) if Buyer (or its assignee) requests such delivery.

          (b)  Notices.  Originator will cause an
Authorized Officer to notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)  Amortization Events or Potential
Amortization Events. The occurrence of each Amortization Event and each Potential Amortization
Event.

          (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $1,000,000, and
(2) the institution of any litigation, arbitration proceeding or governmental proceeding against
Originator which could reasonably be expected to have a Material Adverse Effect.

          (iii) Material Adverse Effect. The occur rence of any event or condition that has, or could reasonably be expected to have, a Material Adverse
Effect.

          (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under the SSI Loan Agreement or under any other financing arrangement pursuant to which Originator is a debtor or an obligor which could reasonably be expected to have a Material Adverse Effect.

          (v)  Downgrade of the Originator.  Any down
grade in the rating of any Indebtedness of the Originator by Standard and Poor's Ratings Group or by
Moody's Investors Service, Inc., setting forth the
Indebtedness affected and the nature of such change.

          (c)  Compliance with Laws and Preservation of
Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the violation of which could reasonably be expected to have a Material
Adverse Effect. Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except when the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          (d)  Audits.  Originator will furnish to
Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request.
Originator will, on or about the date which occurs six
(6) months after the date hereof and from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables and the Related
Security, including, without limitation, the related
Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's performance under any of the Transaction
Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters.

          (e)  Keeping and Marking of Records and
Books.

          (i)  Originator will maintain and implement
administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing
Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser
Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) after the occurrence of an Amortization Event that has not been waived in accordance with the terms hereof, upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f)  Compliance with Contracts and Credit and
Collection Policy.  Originator will timely and fully
(i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g)  Performance and Enforcement of Transfer
Agreements. Originator will and will require each Original Seller to, perform each of their respective obligations and undertakings under and pursuant to the Transfer Agreements, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Originator under each Transfer Agreement.
Originator will take all actions to perfect and enforce its rights and interests (and the rights and interests of Buyer as assignee of Originator) under each Transfer
Agreement as Buyer (or its assigns) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreements.

          (h)  Ownership.  Originator will take all
necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under each Transfer Agreement irrevocably in Originator, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (or its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator's ownership interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the ownership interest of Originator therein as Buyer may reasonably request), and (ii) establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns)
(including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect
Buyer's ownership interest in such Receivables, Related
Security and Collections and such other action to perfect, protect or more fully evidence the ownership interest of Buyer as Buyer (or its assigns) may reasonably request).

          (i)  Purchasers' Reliance.  Originator
acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and its Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limi tation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain
Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator. Without limiting the gener ality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury
Regulations 1.1502-33(d) and 1.1552-1.

          (j)  Collections.  Originator will cause (1)
all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection
Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account
Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2)
Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agree ment and the Purchase Agreement.

          (k)  Taxes.  Originator will file all tax
returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing by it.

          (l)  Insurance.  Originator will maintain in
effect, or cause to be maintained in effect, at Originator's own expense, such casualty and liability insurance as Originator deems appropriate in its good faith business judgement. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Originator's obligations hereunder.

     Section 4.2    Negative Covenants of Originator.
Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

          (a)  Name Change, Offices and Records.
Originator will not change its jurisdiction of incorporation or form of organization, or change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have:
(i) given Buyer (or its assigns) at least thirty (30) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

          (b)  Change in Payment Instructions to
Obligors. Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection
Bank or a Collection Account or Lock-Box, an executed
Collection Account Agreement with respect to the new
Collection Account or Lock-Box; provided, however, that

Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing
Collection Account.

          (c)  Modifications to Contracts and Credit
and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.
Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase
Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto
(other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.

          (e)  Accounting for Purchase.  Originator
will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions con templated hereby in any manner other than as a sale of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                   ARTICLE V
              AMORTIZATION EVENTS

     Section 5.1    Amortization Events.  The
occurrence of any one or more of the following events shall constitute an Amortization Event:

          (a)  Originator shall fail (i) to make any
payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph (d) hereof) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive
Business Days. Buyer (or its assigns) shall give notice to Originator (which notice may be given telephonically) of any payment to be made by Originator to Buyer (or its assigns) hereunder which is not made when due.

          (b)  Any representation, warranty,
certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

          (c)  Failure of Originator to pay any
Indebtedness in excess of $5,000,000 or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof, except to the extent that such failure to pay or perform is due to the existence of a bona fide dispute (as determined solely by the Agent), being contested by Originator in good faith.

          (d)  (i)  Originator shall generally not pay
its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection
(d).

          (e)  A Change of Control with respect to
Originator shall occur or Originator shall cease to own directly, free and clear of all Adverse Claims, all of the outstanding shares of Buyer.

          (f)  One or more final judgments for the
payment of money in an amount in excess of $1,000,000, individually or in the aggregate shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          (g)  As at the end of any fiscal quarter:

               (i)  the  Consolidated Leverage Ratio of
          Originator shall exceed (A) 3.75:1.0 for the fiscal quarter ending on October 30, 2000,
          (B) 3:50:1.0 for each fiscal quarter ending after October 30, 2000 (other than each fiscal quarter ending July 30 of each year), or (C) 4.25:1.0 for each fiscal quarter ending on July 30 of each year;

               (ii) the Consolidated Fixed Charge
          Coverage Ratio (as defined in the SSI Loan
          Agreement) of Originator shall be less than 2.0:1.0; or

               (iii) Consolidated Net Worth (as
          defined in the SSI Loan Agreement) of

          Originator shall be less than the sum of (A)
          $125,000, 000 plus (B) 50% of the aggregate
          Consolidated Net Income (as defined in the
          SSI Loan Agreement) (but not less than zero) for each fiscal quarter ending after September 30, 1998, such increases to be cumulative, plus (C) 100% of the net proceeds from Equity Transactions (as defined in the SSI Loan Agreement) occurring after
          September 30, 1998.

          Section 5.2    Remedies. Upon the occurrence
and during the continuation of an Amortization Event, Buyer may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator;
provided, however, that upon the occurrence of an Amortization Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy
Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and
(ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                   ARTICLE VI
                INDEMNIFICATION

          Section 6.1    Indemnities by Originator.
Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified
Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

          (i)  Indemnified Amounts to the extent a
final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (iii) taxes imposed by the jurisdiction
in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified

Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) resulting from:

          (i)  any representation or warranty made by
               Originator (or any officers of
               Originator) under or in connection with
               this Agreement, any other Transaction
               Document or any other information or
               report delivered by Originator pursuant
               hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receiv able or Contract related thereto, or the nonconformity of any Receivable or
               Contract included therein with any such
               applicable law, rule or regulation or
               any failure of Originator to keep or
               perform any of its obligations, express
               or implied, with respect to any
               Contract;

         (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv) any products liability, personal injury or damage suit, or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

          (v)  any dispute, claim, offset or defense
               (other than discharge in bankruptcy, or
               suspension of payments due to the
               bankruptcy of, or a similar insolvency
               proceeding with respect to, the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of
               Receivables at any time with other
               funds;

         (vii) any investigation, litigation or
               proceeding related to or arising from
               this Agreement or any other Transaction
               Document, the transactions contemplated
               hereby, the use of the proceeds of the
               Purchase, the ownership of the
               Receivables or any other investigation,
               litigation or proceeding relating to
               Originator in which any Indemnified
               Party becomes involved as a result of
               any of the transactions contemplated
               hereby;

        (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (ix) any Amortization Event described in
               Section 5.1(d);

          (x) any failure of Originator to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Original Seller, free and clear of any Adverse Claim
               (other than as created hereunder); or
               any failure of Originator to give
               reasonably equivalent value to Original
               Seller under the Transfer Agreement in
               consideration of the transfer by
               Original Seller of any Receivable, or
               any attempt by any Person to void such
               transfer under statutory provisions or
               common law or equitable action;

          (xi) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related
               Security and the Collections, free and
               clear of any Adverse Claim;

         (xii) the failure to have filed, or any
               delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

        (xiii) any action or omission by
               Originator which reduces or impairs the
               rights of Buyer with respect to any
               Receivable or the value of any such
               Receivable; and

         (xiv) any attempt by any Person to void
               the Purchase hereunder under statutory
               provisions or common law or equitable
               action.

     Section 6.2    Other Costs and Expenses.
Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other Transaction Documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any amendment to or waiver of the provisions of this Agreement or any other Transaction Document.

                  ARTICLE VII
                 MISCELLANEOUS

          Section 7.1    Waivers and Amendments.  (a)
No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b)  No provision of this Agreement may be
amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required
Financial Institutions.

          Section 7.2    Notices.  Except as provided
below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, or (ii) if given by any other means, when received at the address specified in this Section 7.2.

          Section 7.3    Protection of Ownership
Interests of Buyer. (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence Buyer's ownership interest, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or, after an Amortization Event, to Buyer's designee.

          (b)  If Originator fails to perform any of
its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in
Section 6.2.  Originator irrevocably authorizes Buyer
(and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(s)-in
-fact, to act on behalf of Originator (i) to execute on behalf of

Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 7.4    Confidentiality.  (a)
Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding and to any "Lenders" and the "Administrative Agent" under the SSI Loan Agreement to the extent required pursuant thereto (but excluding, in any event, the Fee Letter).

          (b)  Anything herein to the contrary
notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Falcon by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 7.5    Bankruptcy Petition.
Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior
Indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 7.6    CHOICE OF LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

          Section 7.7    CONSENT TO JURISDICTION.
ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-
EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR
NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN
ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO
THIS

AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR
PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH
ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY
SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY
NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT
SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN
SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO
BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF
ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY
ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY
AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY,
ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR
CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED
BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE
BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          Section 7.8    WAIVER OF JURY TRIAL.  EACH
PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY
JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY,
ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR
OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR
CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY
ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE
RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 7.9    Integration; Binding Effect;
Survival of Terms.

          (a)  This Agreement, the Subordinated Note
and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their re spective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

          Section 7.10   Counterparts; Severability;
Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article,"
"Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                   SCHOOL SPECIALTY, INC., as Originator


                                   By: /s/ Mary M. Kabacinski
                                       -------------------------------------
                                   Name:   Mary M. Kabacinski
                                   Title:  CFO

                                   Address:  3395 West College Avenue
                                             Appleton, Wisconsin 54911

                                   Fax: 920-882-5863



                                   NEW SCHOOL, INC., as Buyer


                                   By: /s/ Mary M. Kabacinski
                                       -------------------------------------
                                   Name:  Mary M. Kabacinski
                                   Title: Treasurer

                                   Address:  3395 West College Avenue
                                             Appleton, Wisconsin 54911

                                   Fax: 920-882-5863

                     EXHIBIT I

                    Definitions

     This is Exhibit I to the Agreement (as hereinafter
defined).   As used in the Agreement and the Exhibits,
Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in
Exhibit I to the Purchase Agreement.

     "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

     "Agreement" means this Receivables Sale Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "Amortization Date" means the earliest to occur of
(i) the Facility Termination Date, (ii) the Business
Day immediately prior to the occurrence of an Amortization Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Amortization Event, and (iv) the date which is thirty (30) Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

     "Amortization Event" has the meaning set forth in
Section 5.1 of the Agreement.

     "Authorized Officer" means, with respect to Originator, its president, corporate controller, treasurer or chief financial officer.

     "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One or Bank
One Corporation from time to time, changing when and as such rate changes.

     "Business Day" means any day on which banks are not authorized or required to close in New York, New
York or Chicago, Illinois and The Depository Trust
Company of New York is open for business.

     "Buyer" has the meaning set forth in the preamble to the Agreement.

     "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of Originator.

     "Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

     "Default Fee" means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum.

     "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in
Section 1.3(a) of the Agreement.

     "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of
(i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount
Factor shall take effect as of the commencement of a Collection Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of any Receivable which arose during any Collection
Period ending prior to the Collection Period during which Originator and Buyer agree to make such change.

     "Falcon" has the meaning set forth in the Preliminary Statements to the Agreement.

     "Federal Bankruptcy Code" means Title 11 of the
United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

     "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related
Security and the Collections.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of Originator and its Subsidiaries taken as a whole, (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document,
(iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv)
Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related
Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "Net Worth" means as of the last Business Day of each Collection Period preceding any date of determination, the excess, if any, of (a) the aggregate
Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans
(including any Subordinated Loan proposed to be made on the date of determination).

     "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

     "Original Seller" means each of, Childcraft
Education Corp., a New York corporation, Classroom
Direct.com, LLC, a Delaware limited liability company, Sportime, LLC, a Delaware limited liability company, and Global Video, LLC, a Wisconsin limited liability company, in their respective capacities as sellers under the Transfer Agreements, and each other
Subsidiary of Originator, which is approved by the Agent and which becomes an "Original Seller" pursuant to a Transfer Agreement in form and substance satisfactory to the Agent.

     "Originator" has the meaning set forth in the preamble to the Agreement.

     "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization
Event.

     "Purchase" means the purchase under the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

     "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

     "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of
(x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

     "Purchase Price Credit" has the meaning set forth in Section 1.3 of the Agreement.

     "Purchaser" means Falcon or a Financial
Institution, as applicable.

     "Receivable" means the indebtedness and other obligations owed to Originator or an Original Seller
(without giving effect to any transfer or conveyance under any Transfer Agreement or the Agreement) or Buyer
(after giving effect to the transfers under each Transfer Agreement and the Agreement) whether constituting an account, chattel paper, instrument payment intangible or general intangible, arising in connection with the sale of goods or the rendering of services by Originator or an Original Seller and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "Related Security" means, with respect to any
Receivable:

     (i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

     (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

     (iii) all service contracts and other con tracts and agreements associated with such Receivable,

     (iv) all Records and rights under the Contract(s) related to such Receivable,

     (v) all of Originator's interest in, to and under each Transfer Agreement, and

     (vi) all proceeds of any of the foregoing.

     "Required Capital Amount" means, as of any date of determination, an amount equal to 9% of the aggregate
Outstanding Balance of Receivables.

     "Subordinated Loan" has the meaning set forth in
Section 1.2(a) of the Agreement.

     "Subordinated Note" means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Transaction Documents" means, collectively, this
Agreement, each Transfer Agreement, the Servicing
Agreement, each Collection Account Agreement, the
Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.

     "Transfer Agreement" means (i) each of those certain Receivables Transfer Agreements dated as of November [__], 2000, between Originator and each
Original Seller, and (ii) each other Receivables
Transfer Agreement entered into from time to time between Originator and an Original Seller, approved by the Agent, in form and substance satisfactory to the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                    EXHIBIT II

       Places of Business; Locations of Records;
Federal Employer Identification Number(s); Other Names


Places of Business:  3395 West College Avenue
                     Appleton, Wisconsin 54911

Locations of Records:

Federal Employer Identification Number:

Organizational Identification Number: [none]

Corporate, Partnership Trade and Assumed Names:

                          EXHIBIT III

       Lock-boxes; Collection Accounts; Collection Banks

                           EXHIBIT IV

                 Form of Compliance Certificate


          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of November [ ], 2000, between School
Specialty, Inc. ("Originator") and New School, Inc.
(the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected ______________ of
Originator.

          2.  I have reviewed the terms of the
Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Potential Amortization
Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          4.  Described below are the exceptions, if
any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

          The foregoing certifications, together with
the computations set forth in Schedule I hereto and the
financial statements delivered with this Certificate in
support hereof, are made and delivered this      day of
      , 20__.

                                   _________________________
                                            [Name]

                      EXHIBIT V

              Credit and Collection Policy

                      EXHIBIT VI


              Form of Subordinated Note


                  SUBORDINATED NOTE

                 November [__], 2000

1.   Note.  FOR VALUE RECEIVED, the undersigned, NEW
SCHOOL, INC., a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of SCHOOL
SPECIALTY, INC, a Wisconsin corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of November [__], 2000, between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").
Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered;
provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of November [__], 2000, by and among SPV, Originator, as
Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the
"Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase
Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior
Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i)
Originator hereby agrees that it will not institute against SPV any proceeding of the type described in
Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such pay ments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim
(including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated
Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section
7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

7.   GOVERNING LAW.  THIS SUBORDINATED NOTE SHALL BE
INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE
PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS
AND DECISIONS OF THE STATE OF NEW YORK.  WHEREVER
POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL
BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND
VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF
THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR
INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE
INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR
INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH
PROVISION OR THE REMAINING PROVISIONS OF THIS
SUBORDINATED NOTE.

8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated
Note and expressly waives reliance by any Senior
Claimant upon the subordination and other provisions herein provided.

9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                         NEW SCHOOL, INC.


                         By:___________________________
                          Title:

                  SCHEDULE
                     TO
              SUBORDINATED NOTE


 SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL




           Amount of      Amount of     Unpaid
          Subordinated    Principal    Principal    Notation
             Loan           Paid        Balance     made by
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                   SCHEDULE A


       DOCUMENTS TO BE DELIVERED TO BUYER
           ON OR PRIOR TO THE PURCHASE
                   [attached]

                         TABLE OF CONTENTS


PRELIMINARY STATEMENTS                                                    2

ARTICLE I   AMOUNTS AND TERMS                                             2
     Section 1.1    Purchase of Receivables                               2
     Section 1.2    Payment for the Purchase                              3
     Section 1.3    Purchase Price Credit Adjustments                     5
     Section 1.4    Payments and Computations, Etc                        5
     Section 1.5    Transfer of Records                                   6
     Section 1.6    Characterization                                      6

ARTICLE II  REPRESENTATIONS AND WARRANTIES                                7
     Section 2.1    Representations and Warranties of Originator          7

ARTICLE III CONDITIONS OF PURCHASE                                       10
     Section 3.1    Conditions Precedent to Purchase                     10
     Section 3.2    Conditions Precedent to Subsequent Payments          10

ARTICLE IV  COVENANTS                                                    11
     Section 4.1    Affirmative Covenants of Originator                  11
     Section 4.2    Negative Covenants of Originator                     15

ARTICLE V   AMORTIZATION EVENTS                                          16
     Section 5.1    Amortization Events                                  16
     Section 5.2    Remedies                                             18

ARTICLE VI  INDEMNIFICATION                                              18
     Section 6.1    Indemnities by Originator                            18
     Section 6.2    Other Costs and Expenses                             20

ARTICLE VII MISCELLANEOUS                                                21
     Section 7.1    Waivers and Amendments                               21
     Section 7.2    Notices                                              21
     Section 7.3    Protection of Ownership Interests of Buyer           21
     Section 7.4    Confidentiality                                      22
     Section 7.5    Bankruptcy Petition                                  22
     Section 7.6    CHOICE OF LAW                                        23
     Section 7.7    CONSENT TO JURISDICTION                              23
     Section 7.8    WAIVER OF JURY TRIAL                                 23
     Section 7.9    Integration; Binding Effect; Survival of Terms       23
     Section 7.10   Counterparts; Severability; Section References       24

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Exhibits and Schedules

     Exhibit I      -    Definitions

     Exhibit II     -    Principal Place of Business;
                         Location(s) of Records; Federal
                         Employer Identification Number;
                         Other Names

     Exhibit III    -    Lock-Boxes; Collection Accounts;
                         Collection Banks

     Exhibit IV     -    Form of Compliance Certificate

     Exhibit V      -    Credit and Collection Policy

     Exhibit VI     -    Form of Subordinated Note

     Schedule A          List of Documents to Be Delivered
                         to Buyer Prior to the Purchase